UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2014

 BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue
Union, New Jersey 07083
(Address of principal executive offices)   (Zip code)

(908) 688-0888
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 26, 2014, Bed Bath & Beyond Inc. (the “Company”) issued a press release announcing the promotion of Eugene A. Castagna to the position of Chief Operating Officer, and Susan E. Lattmann to the positions of Chief Financial Officer and Treasurer and Principal Financial and Accounting Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

In connection with the promotions, Mr. Castagna and Ms. Lattmann each received a grant of restricted stock under the Company’s 2012 Incentive Compensation Plan, 3,683 shares and 1,473 shares respectively, scheduled to vest in five equal annual installments beginning one year from the date of grant, subject, in general, to each individual remaining in the Company’s employ or service on the specified vesting dates.

(e) On February 26, 2014, the Company agreed with each of Warren Eisenberg, Co-Chairman of the Company and Leonard Feinstein, Co-Chairman of the Company (each, an “Executive”), to amend their respective employment agreements to make certain changes, including the following:

Extension of Term. The term of the employment agreements has been extended for a three-year period until February 25, 2017.

Elimination of Modified Single Trigger and Adoption of Double Trigger.  The ability of the Executives to terminate employment following a change in control and receive change in control severance payments and benefits has been eliminated. The Executives may receive such payments and benefits in the event of the Executives’ termination of employment without cause or constructive termination without cause, in each case, upon or within the two year period following a change in control. Certain changes were made to the employment agreements in connection with this change, including that portions of the definition of “constructive termination without cause” were modified to apply during the senior status period, as defined in the employment agreements.

The foregoing summary of the amendments to the employment agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendments, which are attached as Exhibit 10.1 and 10.2 incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release issued by Bed Bath & Beyond Inc. on February 26, 2014.

10.1
Amendment dated as of February 26, 2014 to Amended and Restated Employment Agreement between the Company and Warren Eisenberg, dated as of December 31, 2008, as previously amended as of June 29, 2010 and August 13, 2010.

10.2
Amendment dated as of February 26, 2014 to Amended and Restated Employment Agreement between the Company and Leonard Feinstein, dated as of December 31, 2008, as previously amended as of June 29, 2010 and August 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: February 28, 2014	By:	/s/ Susan E. Lattmann
Susan E. Lattmann
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Bed Bath & Beyond Inc. on February 26, 2014.

10.1
Amendment dated as of February 26, 2014 to Amended and Restated Employment Agreement between the Company and Warren Eisenberg, dated as of December 31, 2008, as previously amended as of June 29, 2010 and August 13, 2010.

10.2
Amendment dated as of February 26, 2014 to Amended and Restated Employment Agreement between the Company and Leonard Feinstein, dated as of December 31, 2008, as previously amended as of June 29, 2010 and August 13, 2010.